UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2005

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda

(Address of principal executive offices and zip code)

441-294-6350

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Event.

On October 6, 2005, Quanta Capital Holdings Ltd. (the "Company") issued a press release attached hereto as Exhibit 99.1 and incorporated herein by reference commenting upon AM Best's decision to place Quanta Reinsurance Ltd. and its subsidiaries and Quanta Europe Ltd. under review with negative implications and the Company's strategic steps in response to that decision. The Company has determined to take the next few months to conduct an internal analysis of its technical risk property and property reinsurance lines of business and the efficacy of the catastrophe models. Pending the outcome of this analysis, the Company will discontinue the writing of new business in these areas. By this decision, the Company does not intend to discontinue or make changes in certain program businesses, including the Company's Home Buyers' Warranty program, which is reported within the Company's technical risk property insurance line of business.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit
Number  Description

99.1	Quanta Capital Holdings Ltd.'s press release dated October 6, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quanta Capital Holdings Ltd.

Date: October 7, 2005	/s/ Tobey J. Russ
Tobey J. Russ
Chief Executive Officer

Index to Exhibits

Exhibit
Number  Description

99.1	Quanta Capital Holdings Ltd.'s press release dated October 6, 2005